Exhibit 3.5

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Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan 1991) George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782 - 6961		SUBMIT IN DUPLICATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”		This space for use by Secretary of State Date 11-25-91
		Franchise Tax	$ 25
		Filling Fee	$ 75

100
Approved: TD.

1.	CORPORATE NAME:	Gateway Eastern Railway Company

(The corporate name must contain the word “corporation”, “ company”, “incorporated”, “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Debora	J.	Choate
		First Name	Middle Initial	Last Name

	Initial Registered Office:	6	W. Hubbard Street	500
		Number	Street	State #

		Chicago	60610	Cook
		City	Zip Code	County

3.

Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful business for which corporations may be organized under the Illinois Business Corporation Act of 1983, as amended.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:
	Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
	Common	$ None	1,000,000	1,000	$1,000

				TOTAL	$1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(if not sufficient space to cover this point add one or more sheets of this size.)

Cumulative voting shall be denied.

Preemptive rights shall be denied

(over)

5661-837-6

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5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation:
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and quality:

			Name	Residential Address

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL:

OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury that the statements made in the foregoing Articles of Incorporation are true.

Dated    November 22          , 1991

Signature and Name		Address
1.		1.	6 W. Hubbard St., Suite 500
	Signature		Street

	Debora J. Choate		Chicago IL 60610
	(Type or Print Name)		City/Town State Zip Code

2.		2.
	Signature		Street

	(Type or Print Name)	3.	City/Town State Zip Code

3.
	Signature		Street

	(Type or Print Name)		City/Town State Zip Code

(Signatures must be in ink on original document Carbon copy photocopy or rubber stamp signatures may only be used on conformed copies.) NOTE: If a corporation act as incorporator. the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him and attested by its Secretary or Assistant Secretary.

FEE SCHEDULE

•	The initial franchise lax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25 and a maximum of $1,000,000.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100 (Applies when the Consideration to be Received as set forth in item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield. IL 62756
Department of Business Services	Telephone (217) 782-6961

C-162.12